Exhibit 99.1

        Excerpt from Press Release by Universal Access Global Holdings Inc. dated November 14, 2002.

        Universal Access Global Holdings Inc. (Nasdaq: UAXS) today announced that its Board of Directors has elected Roland Van der Meer, a Universal Access director since 1999, as Chairman of the company's Board of Directors.